UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHINA XINIYA FASHION LIMITED
(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2nd Floor, 90 An Ling Er Road Xiamen City, Fujian Province People’s Republic of China	361010
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value US$0.00005 per share*	NYSE American
American Depositary Shares, each representing forty-eight ordinary shares	NYSE American

*Not for trading, but only in connection with the registration of American Depositary Shares.

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-170368 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by China Xiniya Fashion Limited, a company organized under the laws of Cayman Islands (the “Company” or the “Registrant”), in connection with the registration of its American Depositary Shares (the “ADS”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the transfer of the listing of the Company’s ADS from the NYSE to the NYSE American. Upon the commencement of trading of the ADS on the NYSE American, the Company will voluntarily withdraw the ADS from listing on the NYSE.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

For a description of the securities to be registered hereunder, reference is made to the information set forth under the captions “Description of Share Capital” and “Description of American Depositary Shares” contained in the prospectus included as part of the Registrant’s registration statement on Form F-1 (File No. 333-170368) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on November 4, 2010, as amended, which information is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on NYSE American and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA XINIYA FASHION LIMITED

Date: December 27, 2017	By:	/s/ Chee Jiong Ng
Chee Jiong Ng
Chief Financial Officer

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